EXHIBIT 99.1
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FOR IMMEDIATE RELEASE
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For:  MAF Bancorp, Inc.                         Contact: Jerry A. Weberling,
      55th Street & Holmes Avenue                        Chief Financial Officer
      Clarendon Hills, IL 60514                          Michael J. Janssen,
                                                         Senior Vice President
      www.mafbancorp.com                                 (630) 325-7300

                       MAF BANCORP, INC. TO PARTICIPATE IN
                KEEFE, BRUYETTE & WOODS, INC. INVESTOR CONFERENCE

Clarendon Hills, Illinois, July 23, 2001 - MAF Bancorp, Inc. (MAFB), announced that it will be participating in the Keefe, Bruyette & Woods, Inc. ("KBW") Community Bank Investor Conference to be held in New York, NY on July 25-26, 2001. KBW will webcast the audio portion of the conference simultaneously on the Internet at its website: http://www.kbw.com. Through the website, interested investors will have the opportunity to hear the presentation by Allen Koranda, Chairman and CEO of MAF Bancorp and Kenneth Koranda, President of MAF Bancorp, which is scheduled to be delivered on Wednesday, July 25, 2001 at 1:00 p.m. CDT. The audio portion of the presentation will also be available on the website for approximately one week following the conference.

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank operates a network of 27 retail banking offices primarily in Chicago and its western suburbs. The Company's common stock trades on the Nasdaq Stock Market under the symbol MAFB.

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